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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                             FILED OCTOBER 24, 2000
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 10, 2000

                                 eUNIVERSE, INC.
             (Exact name of registrant as specified in its charter)

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
             NEVADA                          0-26355                 06-1556248
(State or Other Jurisdiction of     (Commission File Number)      (I.R.S. Employer
 Incorporation or Organization)                                  Identification No.)
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       6300 WILSHIRE BOULEVARD, SUITE 1700, LOS ANGELES, CALIFORNIA 90048
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (323) 658-9089

        101 NORTH PLAINS INDUSTRIAL ROAD, WALLINGFORD, CONNECTICUT 06492
         (Former name or former address, if changed since last report.)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

         As of October 10, 2000, CD Universe, Inc., a wholly-owned subsidiary of eUniverse, Inc. ("CD Universe"), sold all of its assets to CLBL, Inc., a Connecticut corporation ("CLBL"), for $1,000,000 in the form of a promissory note, and assumption of certain liabilities related to the business. The promissory note is payable in installments, without interest, and has a final maturity date of September 30, 2001. The purchase price was determined through arms length negotiations between the parties.

         Additionally, CLBL has agreed to purchase $500,000 worth of advertising on the eUniverse Network from eUniverse.

         CLBL is a corporation formed by a former eUniverse director, Charles C. Beilman, to acquire the assets of CD Universe. To secure payments under the promissory note, Mr. Beilman has placed 825,000 of his shares of eUniverse common stock into escrow.







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         CLBL will assume the lease on the Wallingford, Connecticut facility, which was maintained by eUniverse to conduct the operations of CD Universe. Twenty employees of CD Universe will join CLBL. CLBL will continue to operate through the cduniverse.com web site to sell music CDs, and VHS and DVD movies.

         Mr. Beilman's employment with eUniverse ended on July 31, 2000. Additionally, he resigned his position as a director of eUniverse on September 29, 2000 and was not a director of eUniverse at the time that the Boards of Directors of eUniverse and CD Universe approved the transaction.

         Last year, on April 14, 1999, eUniverse acquired from Charles Beilman, then the sole shareholder of CD Universe, one hundred percent of the capital stock of CD Universe for a total consideration of $1,915,000 in cash plus 2,425,000 shares of eUniverse common stock with a fair market value of $7,275,000. In connection with this transaction, Charles Beilman became an executive officer and a director of eUniverse.

         In connection with the transaction between CD Universe and CLBL, the Stock Option Agreement between Mr. Beilman and eUniverse dated as of January 26, 2000, as amended, was further amended. In addition to extending the Stock Option Agreement until March 1, 2001, the amendment provides that eUniverse shall use its reasonable best efforts, subject to applicable securities laws and regulations, to assist Mr. Beilman to sell his shares of eUniverse common stock (the "Shares"). All proceeds received by Mr. Beilman from any sale of the Shares shall be distributed, as received, as follows: forty percent (40%) of the proceeds shall be distributed to Mr. Beilman; and sixty percent (60%) of the proceeds shall be distributed to eUniverse, provided that the proceeds distributed to eUniverse shall go to offset the $500,000 advertising package purchased by CLBL from eUniverse and that certain promissory note in the principal amount of $1 million made by CLBL and secured by a pledge of the Shares by Mr. Beilman in favor of CD Universe. Proceeds from the sale of Shares received by eUniverse are to be ratably applied to each of the above obligations. After the obligations are paid in full, any other proceeds received from the sale of any Shares shall be distributed to Mr. Beilman. In the event that the obligations are not fully paid by September 30, 2001, Beilman shall transfer to eUniverse the number of Shares equal in value to the outstanding obligations (assuming a purchase price of $1.85 per share) and eUniverse's rights to receive proceeds from the sale of Shares under the Stock Option Agreement shall automatically terminate upon receipt of such payment by Mr. Beilman.

         The sale of CD Universe's assets to CLBL represents a major step by eUniverse to move from selling retail items over the Internet and to work towards making the eUniverse network of web sites the number one entertainment destination network on the Internet.

                                       2






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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)         Exhibits.

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
Exhibit
Number            Exhibit Title/Description
----------        -------------------------------
10.39.05          Fifth Amendment to Stock Option Agreement by and between
                  eUniverse, Inc. and Charles Beilman, dated as of October
                  10, 2000.

10.47 Asset Purchase Agreement by and between CD Universe, Inc. and CLBL, Inc., dated as of October 3, 2000.

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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 24, 2000           eUniverse, Inc.
                                  (Registrant)


                                  By:  /s/ William R. Wagner
                                     ------------------------------
                                       William R. Wagner
                                       Chief Financial Officer